UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 10, 2008
Oracle Corporation
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51788	54-2185193
(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 506-7000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.24

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Fiscal Year 2009 Executive Bonus Plan
At Oracle Corporation’s 2008 Annual Meeting of Stockholders held on October 10, 2008, our stockholders approved Oracle’s Fiscal Year 2009 Executive Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the payment of annual cash bonuses to eligible senior officers based upon the attainment of certain performance criteria established by the Compensation Committee such as improvement in Oracle’s pre-tax profit on a non-GAAP basis and revenue related goals linked to a particular area of responsibility. The maximum bonus payment that our Chief Executive Officer may receive under the Bonus Plan for fiscal 2009 would be $13,623,000, although the actual bonus amount will be based on achievement of the performance goals. The maximum bonus payment that any other participant may receive under the Bonus Plan for fiscal 2009 is based on a fixed multiple of a target bonus for the participant and would be less than the maximum bonus payment that our Chief Executive Officer may receive under the Bonus Plan.
A description of the Bonus Plan is filed as Exhibit 10.24 to this report.
Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Exhibit

10.24	Description of the Fiscal Year 2009 Executive Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION
Date: October 16, 2008	By:	/s/ Jeff Epstein
		Name:	Jeff Epstein
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.24	Description of the Fiscal Year 2009 Executive Bonus Plan